Exhibit 4.13

SUBSCRIPTION AGREEMENT

NeoStem, Inc.
420 Lexington Avenue
Suite 450
New York, New York 10170
Attention:  Chief Executive Officer

Ladies and Gentlemen:

The undersigned investor (the “Investor”) under the following terms and conditions, offers to subscribe (the “Offer”) for the securities of NeoStem, Inc., a Delaware corporation (the “Company” or “NeoStem”).  The Company is offering (the “Offering”) shares (the “Common Shares”) of Common Stock, $0.001 par value (the “Common Stock”) at a per share purchase price equal to $1.28.

The Investor understands that the Common Shares are being issued pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act” or the “Act”), in either a private placement pursuant to an exemption from registration under Regulation D promulgated under Section 4(2) and Rule 506 of the Act and/or an exemption from registration under Regulation S promulgated under the Securities Act.  As such, the Common Shares are “restricted securities” and may not be sold or transferred absent a registration statement declared effective under the Act or an exemption from the registration requirements of the Act. .

1.           Subscription.

The closing (the “Closing”) of the transactions hereunder shall take place at the offices of the Company or at such other location as the Company may determine after the receipt by the Company of subscriptions for Common Shares from Investors from time to time and after it has been determined that all conditions in this Subscription Agreement have been met.  At the Closing, funds equal to the Subscription Amount of each Investor shall be delivered to the Company and the Company shall promptly thereafter deliver to each such Investor his, her or its respective Common Shares as provided herein.  The Company may close on any number of Common Shares it may choose in its sole determination..

Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, and the Company’s due execution of this Subscription Agreement, the Investor hereby offers to subscribe for Common Shares as set forth in the Investor Signature Page attached hereto and contemporaneously herewith makes payment for the purchase of the Common Shares by wire transfer or bank check.

2.           Conditions.

The Offer is made subject to the following conditions:  (i) that the Company, acting in good faith, shall have the right to accept or reject this Offer, in whole or in part, for any reason; (ii) that the Investor agrees to comply with the terms of this Subscription Agreement; and (iii) that the Common Shares are accepted for listing on the NYSE-Amex.

Acceptance of this Offer shall be deemed given by the countersigning of this Subscription Agreement by the Company.  In the event the Company does not accept the Offer, any and all proceeds for the purchase of the Common Shares by the Investor shall be returned to Investor.

3.           Representations and Warranties of the Investor.

The Investor, in order to induce the Company to accept this Offer, hereby warrants and represents as set forth below; provided, that Investor may choose to either make the representations in (b) (Regulation D) or in (c) (Regulation S) by checking the appropriate box.

PLEASE CHECK ONE OR BOTH OF THE TWO BOXES BELOW AS APPROPRIATE

☐ Investor is purchasing under Regulation D

OR

☐ Investor is purchasing under Regulation S

(a)          Organization; Authority.  The Investor, if not an individual, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and otherwise to carry out its obligations hereunder.  The purchase by Investor of the Common Shares hereunder has been duly authorized by all necessary action on the part of Investor.  This Subscription Agreement has been duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)         Investor Representation for Purchase under Regulation D.

(i) Restricted Securities.  Investor understands that the Common Shares (the “Securities”) are “restricted securities” and have not been registered under the Securities Act or qualified under any applicable state securities law by reason of their issuance in a transaction that does not require registration or qualification (based in part on the accuracy of the representations and warranties of the Investor contained herein), and that such securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.  The Investor hereby agrees that the Company may insert the following or similar legend on the face of the certificates evidencing the Common Shares, if required in compliance with federal and state securities laws:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) NOR UNDER THE SECURITIES LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.”

The Investor understands and acknowledges that the U.S. Securities and Exchange Commission (the “Commission”) currently takes the position that coverage of short sales of shares of the Common Shares “against the box” prior to the effective date of a registration statement registering the re-sale of the Common Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.  Accordingly, without limiting the restrictions set forth herein, the Investor agrees not to use any of the Common Shares to cover any short sales made prior to the effective date of such registration statement.

(ii)          No Distribution.  Investor is acquiring the Common Shares as principal for its own account, in the ordinary course of its business, and not with a view to or for distributing or reselling such Common Shares or any part thereof.  Investor has no present intention of distributing any of such Common Shares, and has no agreement or understanding, directly or indirectly, with any other individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind (each, a “Person”) regarding the distribution of such Common Shares (this representation and warranty not limiting such Investor’s right or intent to sell the Common Shares pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws).

(iii)        Investor Status.  Investor is an “Accredited Investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) under the Securities Act.  In general, an Accredited Investor is deemed to be an institution with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 (excluding the value of the Investor's home) or annual income exceeding $200,000, or $300,000 jointly with their spouse and is defined on Schedule A hereto.

(iv)        Experience of Investor.  Investor, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment.  The Investor has not authorized any Person to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Act) in connection with this transaction.  Investor is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment.

(v)         General Solicitation.  Investor is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(c)         Investor Representations for Purchase under Regulation S.

(i)          Restricted Securities.  Investor understands that the Common Shares (the “Securities”) are “restricted securities” and have not been registered under the Securities Act or qualified under any applicable state securities law by reason of their issuance in a transaction that does not require registration or qualification (based in part on the accuracy of the representations and warranties of the Investor contained herein), and that such securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.  The Investor hereby agrees that the Company may insert the following or similar legend on the face of the certificates evidencing the Common Shares, if required in compliance with federal and state securities laws:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISTRIBUTED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES, ITS TERRITORIES, POSSESSIONS, OR AREAS SUBJECT TO ITS JURISDICTION, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A "U.S. PERSON" AS THAT TERM IS DEFINED IN RULE 902 OR REGULATION S OF THE ACT, AT ANY TIME PRIOR TO ONE (1) YEAR AFTER THE ISSUANCE OF THIS CERTIFICATE, IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM FROM UNDER THE ACT.  HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.  ANY SALES, TRANSFERS OR OTHER DISTRIBUTIONS OF THE SECURITIES MUST BE MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT.  THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER OR OTHER DISTRIBUTION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE."

The Investor understands and acknowledges that the U.S. Securities and Exchange Commission (the “Commission”) currently takes the position that coverage of short sales of shares of the Common Shares “against the box” prior to the effective date of a registration statement registering the re-sale of the Common Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.  Accordingly, without limiting the restrictions set forth herein,  Investor agrees not to use any of the Common Shares to cover any short sales made prior to the effective date of such registration statement.

(ii)  (a)  Non-U.S. Person.  The Investor is a Non-U.S. Person (as defined herein).  As used herein, the term “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “Non-U.S. Person” means any person who is not a U.S. Person, within the meaning of Regulation S, the definition of which is set forth on Schedule B attached hereto, or is deemed not to be a U.S. Person pursuant to Rule 902(k)(2) of Regulation S, as set forth on Schedule C attached hereto.

(ii)  (b)     The Investor has been advised and acknowledges that:

(1)	the Securities have not been, and when issued, will not be registered pursuant to the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(2)	in issuing and selling the Securities to the Investor pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S;

(3)
it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of one year following the Closing (the “Restricted Period”); and

(4)
notwithstanding the foregoing, prior to the expiration of the Restricted Period the Securities may be offered or sold by the holder thereof if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the sale is made pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person.

(iii)           The Investor agrees that with respect to the Securities until the expiration of the Restricted Period:

(1)
the Investor, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities, or any beneficial interest therein in the United States or to or for the account of a U.S. Person during the Restricted Period; and

(2)
notwithstanding the foregoing, prior to the expiration of the Restricted Period the Securities shall not be offered or sold by the holder thereof unless such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the sale is made pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person; and

(3)	the Investor will not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement.  The Investor agrees that after the Restricted Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. Person only pursuant to applicable securities laws, including, without limitation, Regulation S.

(iv)        The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or other general solicitation or advertisement.  The Investor has not engaged, nor is it aware that any party has engaged, and the Investor will not engage or cause any third party to engage, in any “directed selling efforts," as such term is defined in Regulation S, in the United States with respect to the Securities.

(v)         The Investor: (1) is domiciled and has its principal place of business outside the United States; (2) certifies it is not a U.S. Person and is not acquiring the Securities for the account or benefit of any U.S. Person; and (3) at the time of the Closing, the Investor or persons acting on the Investor's behalf in connection therewith will be located outside the United States.

(vi)        At the time of offering to the Investor and communication of the Investor’s order to purchase the Securities and at the time of the Investor’s execution of this Agreement, the Investor or persons acting on the Investor’s behalf in connection therewith were located outside the United States.

(vii)       The Investor is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(viii)      The Investor acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Agreement and shall transfer such shares on the books of the Company only to the extent consistent therewith.  In particular, the Investor acknowledges that the Company shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration pursuant to the Securities Act or pursuant to an available exemption from registration.

(ix)         The Investor hereby represents that the Investor is satisfied as to the full observance of the laws of the Investor’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Agreement, including (i) the legal requirements within such Investor's jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  The Investor’s subscription and payment for, and the Investor's continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

(x)          The Investor is a resident of a country (an “International Jurisdiction”) other than Canada or the United States and the decision to subscribe for the Securities was taken in such International Jurisdiction.

(xi)         The delivery of this Subscription Agreement, the acceptance of it by the Company and the issuance of the Securities to the Investor complies with all laws applicable to the Investor, including the laws of the Investor’s jurisdiction of formation, and all other applicable laws, and will not cause the Company to become subject to, or require it to comply with, any disclosure, prospectus, filing or reporting requirements under any applicable laws of the International Jurisdiction.

(xii)        The Investor is knowledgeable of, or has been independently advised as to, the application or jurisdiction of the securities laws of the International Jurisdiction which would apply to the subscription (other than the securities laws of Canada and the United States).

(xiii)       The Investor is purchasing the Securities pursuant to exemptions from the prospectus and registration requirements (or their equivalent) under the applicable securities laws of that International Jurisdiction or, if such is not applicable, each is permitted to purchase the Securities under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption.

(xiv)       The applicable securities laws do not require the Company to register any of the Securities, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction.

(xv)       The Investor will not sell, transfer or dispose of the Securities except in accordance with all applicable laws, including, without limitation, applicable securities laws of each of International Jurisdiction, Canada and the United States, and the Investor acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable, International Jurisdiction, Canadian or United States or other securities laws.

(xvi)      Investor Status.  Investor is an “Accredited Investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) under the Securities Act.  In general, an Accredited Investor is deemed to be an institution with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 (excluding the value of an Investor’s home) or annual income exceeding $200,000, or $300,000 jointly with their spouse and is defined on Schedule A hereto.

(xvii)     Experience of Investor.  The Investor, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d)         Access to Information.  The Investor has reviewed the SEC Reports (as that term is defined in Section 4(g)).  The Investor has also been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company concerning the terms and conditions of the Offering and to obtain any additional information, to the extent that the Company possesses such information, which Investor considers necessary and appropriate in order to permit Investor to evaluate the merits and risks of an investment in the Common Shares.  It is understood that all documents, records, and books pertaining to this investment have been made available for inspection by the Investor during reasonable business hours at the Company’s principal place of business.  Notwithstanding the foregoing, it is understood that the Investor is purchasing the Common Shares without being furnished any prospectus setting forth all of the information that would be required to be furnished under the Securities Act and this Offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

4.           Representations and Warranties of the Company.

The Company hereby makes the following representations and warranties to the Investor:

(a)         Organization and Qualification.  Each of the Company and its subsidiaries (each, a “Subsidiary”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Subscription Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Subscription Agreement (any of (i), (ii), or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)         Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the Offering, and to issue the Common Shares.  The execution and delivery of this Subscription Agreement and the Common Shares by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, other than the Required Approvals (as defined below).  This Subscription Agreement, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)         No Conflicts.  The execution, delivery, and performance of this Subscription Agreement by the Company and the consummation by the Company of the Offering and issuance of the Common Shares does not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents or (ii) subject to obtaining the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt, or other instrument (evidencing the Company’s or a Subsidiaries’ debt or otherwise) or other understanding to which the Company or either of the Subsidiaries is a party or by which any property or asset of the Company or its Subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority as currently in effect to which the Company or any of the Subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or either of the Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate have a Material Adverse Effect.

(d)         Filings, Consents, and Approvals.  Neither the Company nor any of the Subsidiaries is required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than:  (i) the filing with the Commission of a Form D pursuant to Commission Regulation D (as applicable), (ii) any applicable Blue Sky filings and (iii) listing with the NYSE-Amex (collectively, the “Required Approvals”).

(e)         Issuance of the Common Shares.  The Common Shares are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, and not subject to any preemptive rights.

(f)          Capitalization.  The number of shares and type of all authorized, issued, and outstanding capital stock of the Company is as set forth in the SEC Reports as of the respective dates set forth therein.   No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering.  No approval or authorization of any stockholder of the Company, or others is required for the issuance and sale of the Common Shares.

(g)           SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company has advised Investor(s) that a copy of each of the SEC Reports (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.gov, a website maintained by the Commission where Investor(s) may view the SEC Reports.

(h)           Private Placement.  Assuming the accuracy of the Investor representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Common Shares by the Company to the Investor as contemplated hereby.

(i)           No General Solicitation.  Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Common Shares by any form of general solicitation or general advertising.  The Company has offered the Common Shares for sale only to each investor in the Offering and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

5.           Other Agreements of the Company and the Investor.

(a)         Press Releases.  The Company may issue a press release if required upon the final closing of the offering and in its reasonable discretion.

(b)         Confidentiality.  Each Investor agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose any confidential, proprietary or secret information, which such Investor may obtain from the Company pursuant to financial statements, reports and other materials or information submitted by the Company to such Investor pursuant to or in connection with this Subscription Agreement or otherwise (but not including the SEC Reports) (“Confidential Information”), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this section by such Investor); provided, however, that an Investor may disclose Confidential Information (i) to his, her or its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring his, her or its investment in the Company, or (ii) as may otherwise be required by law, provided that the Investor takes reasonable steps to minimize the extent of any such required disclosure and promptly notifies the Company when it becomes aware of such legal requirement.

(c)         Registration Rights.  If, at any time after the date hereof the Company shall determine to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”) or any of its equity securities (a "Registration Statement"), other than a pre-effective or post-effective amendment to a current registration statement or other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall provide to Investor with respect to the Shares (hereinafter, the “Registrable Securities”) the opportunity to have such Registrable Securities included in such Registration Statement; provided, that the Company shall only be required to provide such opportunity until the earliest of (i) the date all of such Registrable Securities have been sold pursuant to a Registration Statement, (ii) the date all of such Registrable Securities have otherwise been transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, and (iii) the date all of such Registrable Securities may be sold without volume or manner of sale limitations pursuant to Rule 144 (the "Effectiveness Period").  In connection with any registration:

(i)  Investor may not participate in any registration hereunder which is underwritten unless Investor (A) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and (B) with respect to any registration, timely completes and executes all questionnaires and other customary documents.

(ii)  All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement shall be borne by the Company.  Investor shall bear any reasonable cost of underwriting and/or brokerage discounts, fees, and commissions, if any, applicable to the Registrable Securities being registered and sold by an underwriter for the Investor  and the fees and expenses of the Investor’s counsel.  The Company shall use its reasonable best efforts to qualify any of the Registrable Securities for sale in such states as the Investor reasonably designates provided that the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Companyto qualify to do business in such state or require the Company to file therein any general consent to service of process and the Company shall in no event be required to qualify in greater than five states.

(iii) Notwithstanding any other provisions hereof, with respect to an underwritten public offering by the Company, if the managing underwriter advises the Company that marketing or other factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, Registrable Securities held by the Investor prior to any cutback of shares to be sold for the Company or any other holder of shares with registration rights.  Further, the Investor shall agree not to sell any Registrable Securities included in the underwritten public offering for such period as may be reasonably required by the managing underwriter.  In connection with filing any Registration Statement; if the SEC limits the amount of securities to be registered, then the Company shall be allowed to exclude the Registrable Securities from the Registration Statement prior to excluding any securities it desires to register on its own account and any securities entitled to registration rights under any other agreement to which the Company is a party.

6.           Miscellaneous.

(a)         Termination.  The Investor agrees that he shall not cancel, terminate, or revoke this Subscription Agreement or any agreement of the Investor made hereunder other than as set forth herein, and that this Subscription Agreement shall survive the death or disability of the Investor.  If the Company elects to cancel this Subscription Agreement, provided that it returns to the Investor, without interest and without deduction, all sums paid by the Investor, this Offer shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder.

(b)         Entire Agreement.  This Subscription Agreement, together with the schedules hereto, contains the entire understanding of the Company and the Investor with respect to the subject matter hereof.

(c)         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (b) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be to the Investor at his address set forth on the Investor Signature Page, and to the Company at the addresses set forth in the SEC Reports.

(d)         Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, or in the case of a waiver, by the Company and the individual Investor.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(e)         Construction.  The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(f)          Successors and Assigns.  This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(g)         No Third-Party Beneficiaries.  This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h)         Governing Law.  All questions concerning the construction, validity, enforcement, and interpretation of this Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Subscription Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.

(i)           Survival.  The representations and warranties contained herein shall survive the closing of the transaction hereunder.

(j)           Execution.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.  This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(k)          Severability.  If any provision of this Subscription Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Subscription Agreement.

(l)           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under this Subscription Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(m)         Fees and Expenses. The parties hereto shall be responsible for their own legal and other expenses, if any, in connection with this transaction.

INVESTOR SIGNATURE PAGE FOR NEOSTEM, INC. SUBSCRIPTION AGREEMENT
Please print or type, Use ink only.  (All Parties Must Sign)

The undersigned Investor hereby certifies that he (i) has received and relied solely upon the SEC Reports, this Subscription Agreement and their respective exhibits and schedules, (ii) agrees to all the terms and conditions of this Subscription Agreement, (iii) meets the suitability standards set forth herein and (iv) is a resident of the state or foreign jurisdiction indicated below.

Dollar Amount of Common Shares Subscribed for: $_______________
______________________________________________ Name of Investor (Print)	If other than individual check one and indicate capacity of signatory under the signature:
______________________________________________	☐	Trust
Name of Joint Investor (if any) (Print)	☐	Estate
	☐	Uniform Gifts to Minors Act
______________________________________________		State of_______________
Signature of Investor	☐	Attorney-in-fact
	☐	Corporation
______________________________________________	☐	Other
Signature of Joint Investor (if any)
If Joint Ownership, Check one:
______________________________________________ Capacity of Signatory (if applicable)	☐	Joint Tenants with Right of Survivorship
	☐	Tenants in Common
______________________________________________	☐	Tenants by the Entirety
Social Security or Taxpayer Identification Number	☐	Community Property

Investor Address:	Backup Withholding Statement:
______________________________________________ Street Address	☐	Please check this box only if the investor is subject to backup withholding

______________________________________________	Foreign Person:
City State Zip Code Telephone: (_____)______________________________	☐	Please check this box only if the investor is a nonresident alien, foreign partnership, foreign trust, corporation, or foreign estate

Fax: (_______) _________________________________		Country ______________
Passport # ____________
ID # _________________
E-mail: ________________________________________		ID Type ______________

Address for Delivery of Common Shares (if different from above):
______________________________________________
______________________________________________
City State Zip Code

THE SUBSCRIPTION FOR COMMON SHARES OF NEOSTEM, INC. BY THE ABOVE NAMED INVESTOR(S) IS ACCEPTED THIS ___ DAY OF ___________, 2011

NEOSTEM, INC.

By:
Name:	Robin Smith
Title:	Chairman of the Board and CEO

Schedule A

Accredited Investor

An “accredited Investor” means:

i.	a bank, insurance company, registered investment company, business development company, or small business investment company;
ii.
an employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

iii.	a charitable organization, corporation, or partnership with assets exceeding $5 million;
iv.	a director, executive officer, or general partner of the company selling the securities;
v.	a business in which all the equity owners are accredited investors;
vi.	a natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, exclusive of the value of the person's home;
vii.
a natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or

viii.	a trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes.

Schedule B

U.S. Person

A "U.S. person" means:

i.	Any natural person resident in the United States;

ii.	Any partnership or corporation organized or incorporated under the laws of the United States;

iii.	Any estate of which any executor or administrator is a U.S. person;

iv.	Any trust of which any trustee is a U.S. person;

v.	Any agency or branch of a foreign entity located in the United States;

vi.	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

vii.	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

viii.	Any partnership or corporation if:

A.	Organized or incorporated under the laws of any foreign jurisdiction; and

B.
Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Schedule C

Non-U.S. Person

The following are not "U.S. persons":

i.
Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

ii.	Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

A.	An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

B.	The estate is governed by foreign law;

iii.
Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

iv.	An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

v.	Any agency or branch of a U.S. person located outside the United States if:

A.	The agency or branch operates for valid business reasons; and

B.	The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

vi.
The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.